Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President,

Corporate Communications and Public Relations

(781) 741-4019

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

TALBOTS COMPLETES THE ACQUISITION OF THE J. JILL GROUP

Combined Company Creates Leading Brand Portfolio for the Age 35+ Female Market

Key Executives Promoted to Maximize Growth

HINGHAM, MA, May 3, 2006 -- The Talbots, Inc. (NYSE: TLB) today announced that it has completed its previously announced acquisition of The J. Jill Group (Nasdaq: JILL), a multi-channel specialty retailer of women’s apparel, accessories and footwear. At the end of 2005, The J. Jill Group operated 200 stores with revenues of approximately $450 million.

Talbots acquired all the outstanding shares of J. Jill for $24.05 per share, in cash, for a total equity consideration of approximately $517 million. The transaction is expected to be accretive to Talbots earnings in fiscal 2007, including synergies. The common stock of J. Jill will cease to trade on the Nasdaq National Market as of the close of the market today.

Arnold B. Zetcher, Talbots Chairman, President and CEO, commented, “We are very pleased to have completed this transaction so quickly and smoothly. With the combination of these two great brands, we have become the leading apparel retailer for the highly coveted age 35+ female population. We are sharply focused on capturing the growth potential of this commanding market position and enhancing shareholder value.”

“Our top priority is to develop a new corporate structure that allows us to protect the distinct identity of each brand, while maximizing the synergies in our business models. As previously stated, our ultimate goal is to have each brand operating independently in the areas that touch the customer directly – merchandising, stores, store design, visual, catalog, web, and marketing – while working collectively in the back-office support areas.”

“Another top priority is to tap into the considerable pool of talent that exists within both organizations in order to best support our new corporate structure. It will take time to complete the process; however, we have made considerable progress, starting with a strong leadership team.”

Mr. Zetcher announced the following key promotions:

Phil Kowalczyk, formerly Talbots Executive Vice President, Chief Administrative Officer, has been appointed President of the J. Jill brand. As President, Mr. Kowalczyk is responsible for the growth and profitability of the J. Jill brand, and the integration of the two companies. In his new role, he assumes primary accountability for the J. Jill brand’s merchandising, marketing, direct marketing, and stores, including store visual and design. Mr. Kowalczyk joined Talbots in 2004 as Executive Vice President of Administration. He previously was Managing Director of Kurt Salmon Associates, a global management consulting firm headquartered in Atlanta, GA, where he had worked closely with Talbots for nearly a decade. Mr. Kowalczyk will continue to report directly to Mr. Zetcher in his new role.

Olga Conley, formerly J. Jill’s Executive Vice President/Chief Financial Officer and Chief Administrative Officer, has been named Executive Vice President, Administration for Talbots, Inc. In her new role, Ms. Conley will be responsible for maximizing the synergies between the Talbots and J. Jill brands. She assumes responsibility for the combined company’s information services, operations – specifically distribution, construction and maintenance, and manufacturing and sourcing. In addition, she will oversee direct marketing and customer service for the Talbots brand, as well as the call centers for both brands. Ms. Conley joined J. Jill, then called DM Management, in 1991. She will report directly to Mr. Zetcher.

David Dirienzo, formerly Vice President for Talbots Mens and Talbots Kids, has been appointed Executive Vice President, Merchandising for the J. Jill brand. As Executive Vice President of Merchandising, Mr. Dirienzo is responsible for design, product development and all merchandising for the J. Jill brand. He joined Talbots in 2002 from Lord & Taylor, where he was a Vice President, Divisional Merchandise Manager. In his 20 years at Lord & Taylor, more than half his career was dedicated to women’s apparel. In addition to holding leadership positions in both Misses and Petites sportswear, Mr. Dirienzo earlier had direct buying responsibilities on such Misses brands as Liz Claiborne, Ralph Lauren, J.G. Hook and Lord & Taylor’s private label better sportswear. Mr. Dirienzo will report directly to Phil Kowalczyk.

“The promotions of Phil, Olga and David into these new roles, together with the existing senior management team, position us well for the successful combination of the brands and the evolution of a new, larger and more dominant company,” continued Mr. Zetcher.

“At this time, I would also like to express my deepest gratitude to Gordon Cooke, J. Jill’s Chairman, President and Chief Executive Officer, who will be retiring from J. Jill on May 12, 2006. Under Gordon’s leadership and direction, what was once a logistics-oriented direct mail operation called DM Management has today evolved into a premier multi-channel brand with a clear artistic sensibility known as J. Jill. In the many months leading up to today, I have developed a profound respect for his creativity, his integrity and his people-centric management style. We wish him well.”

Mr. Zetcher concluded, “Our combined company is strongly positioned for profitable growth in an attractive market. We have two well-regarded brands that resonate with the age 35+ female customer, demonstrated expertise in reaching consumers through multiple channels, solid potential for back office synergies, and a great team to make it happen. We look forward to the future with confidence and enthusiasm.”

The Talbots, Inc. is a leading international specialty retailer and cataloger of women’s, children’s and men’s apparel, shoes and accessories. The Company currently operates a total of 1,290 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,085 stores under the Talbots brand name and 205 stores under the J. Jill brand name. Both brands target the age 35+ female population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

FORWARD-LOOKING STATEMENTS

The statements, analyses and other information contained in this press release, relating to the proposed acquisition and anticipated results, synergies, benefits, savings and future financial and operating performance and financial condition, with respect to each of Talbots, J. Jill and the combined operations and businesses, and the contingencies and uncertainties to which Talbots and J. Jill may be subject, as well as other statements and information including words such as “expect,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” and other similar expressions or variations of such words or expressions, are “forward-looking statements” under The Private Securities Litigation Reform Act of 1995. Such statements are made based on management’s current expectations, assumptions, estimates and projections and involve significant risks and uncertainty. Actual results may differ materially. All of such forward-looking statements are as of the date of this release only. Management can give no assurance that such forward-looking information will prove to be correct and does not undertake to, and disclaims any obligation to, update or revise any such forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any such projected or expected results or conditions will not be realized.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including the risk that the businesses will not be successfully integrated, the risk that the cost savings and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk that the acquisition will disrupt Talbots or J. Jill’s core businesses, transaction costs, the reaction of Talbots and J. Jill customers and suppliers to the transaction, diversion of management time on merger-related issues, any different or increased negative trends in regular-price or markdown selling, effectiveness and profitability of new concepts, acceptance of Talbots and J. Jill fashions, ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, ability to sell merchandise at regular prices as well as ability to successfully execute major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending and consumer confidence, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in Talbots periodic reports filed with the Securities and Exchange Commission and available on its website under “Investor Relations” and you are urged to carefully consider all such factors.

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